                                                                    EXHIBIT 10.5

                       ACQUISITION COOPERATION AGREEMENT
                       ---------------------------------

          ACQUISITION COOPERATION AGREEMENT (this "Agreement"), dated as of
                                                   ---------
February 9, 1999, by and between NRT Incorporated, a Delaware corporation (the

"Company"), Cendant Corporation, a Delaware corporation ("Cendant"), Apollo
--------                                                  -------
Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (UK) Partners III, L.P. and, for purposes of Section 3.9 only, Apollo Management, L.P. ("Apollo").
       ------

          WHEREAS, pursuant to Section 5.8 of the Stockholders Agreement, dated as of August 11, 1997 (the "1997 Agreement"), by and among the Company, Apollo
                            --------------
and each of the stockholders listed therein, Cendant has acquired the trade names, trademarked operating names and mortgage operations of real estate brokerages acquired by the Company (subject to Cendant's approval of each such brokerage acquisition) on the terms and subject to the conditions set forth therein; and

          WHEREAS, Cendant and the Company desire for Cendant to continue to acquire the trade names, trademarked operating names and mortgage operations (if any) of brokerages acquired by the Company following the date hereof on the terms and subject to the conditions set forth herein.

          WHEREAS, Cendant, for itself and its Affiliates (as defined herein), wishes to assure that the Company will not sell or transfer such trade names, trademarked operating names and mortgage operations to another person or entity, and the Company is willing to provide such assurance on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows, hereby deleting and superceding the provisions of Sections 5.8 and 5.10 of the 1997 Agreement (and all related references thereto) in their entirety:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1  Definitions.  Unless otherwise defined herein, the
                       -----------
following terms used in this Agreement shall have the meanings specified below:

          "1997 Agreement Amount" shall mean $470,398,000; provided that if
          -----------------------
after the date hereof, the parties have consummated a Brokerage Acquisition and in connection therewith determined to calculate Total Cendant Acquisition Cost pursuant to clause (II) of the definition of Total Cendant Acquisition Cost in lieu of clause (I), 1997 Agreement Amount shall be increased by the Total Cendant Acquisition Cost for such Brokerage Acquisition, so long as Total Cendant Acquisition Cost for such Brokerage Acquisition would otherwise have been calculated pursuant to clause (I) of the definition of Total Cendant Acquisition Cost.

          "Acquired Brokerage EBITDA" shall mean, for an Acquired Brokerage (as
           -------------------------
defined in Section 2.1) during any period, such Acquired Brokerage's consolidated earnings from continuing operations (excluding (i) the effects of purchase accounting, (ii)
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compensation, perquisites and benefits determined by management of the Company to be in excess of those that would have been paid under the Company's policies for similarly situated employees, if any, and in respect of principal corporate executive officers of the Acquired Brokerage who will not be continuing employees of the Company (other than on a transitional basis for not more than one year), (iii) other payments or expenses in respect of owners and employees not in the ordinary course of business, (iv) extraordinary gains and losses, (v) Conversion Costs and (vi) as mutually agreed to by Cendant, the Company and Sponsors (until such time as Sponsors own less than 10% of the outstanding common stock of the Company), other one-time or non-recurring items of income or expense, plus (A) interest expense, (B) provision for income taxes and (C) depreciation and amortization expenses.

          "Acquired Brokerage EBITDA Acquisition Multiple" means, with respect
           ----------------------------------------------
to any Brokerage Acquisition, Total Company Acquisition Cost for such Brokerage Acquisition divided by Acquired Brokerage Pro Forma LTM EBITDA.

          "Acquired Brokerage EBITDAR" means, for any Acquired Brokerage during
           --------------------------
any period, Acquired Brokerage EBITDA plus such Acquired Brokerage's consolidated royalties, franchise fees and marketing fund contributions payable to entities other than the Company's Franchisors that are deducted in calculating earnings for purposes of determining Acquired Brokerage EBITDA.

          "Acquired Brokerage Margin" means, with respect to any Brokerage
           -------------------------
Acquisition, Acquired Brokerage Pro Forma LTM EBITDAR divided by the LTM gross revenues of the Acquired Brokerage.

          "Acquired Brokerage Pro Forma LTM EBITDA" means, with respect to an
           ---------------------------------------
Acquired Brokerage, Acquired Brokerage EBITDA for the LTM immediately prior to such Brokerage Acquisition (including appropriate cost allocations to reflect operation on a standalone basis if the acquired business was part of a group of companies with shared expenses and excluding anticipated synergies).

          "Acquired Brokerage Pro Forma LTM EBITDAR" means, with respect to an
           ----------------------------------------
Acquired Brokerage, Acquired Brokerage EBITDAR for the LTM immediately prior to such Brokerage Acquisition (including appropriate cost allocations to reflect operation on a standalone basis if the acquired business was part of a group of companies with shared expenses) but excluding anticipated synergies.

          "Acquired Brokerage Pro Forma LTM Cendant Royalty Fees" means, with
           -----------------------------------------------------
respect to an Acquired Brokerage, (A) the pro forma royalty fees that would have been payable to the Company's Franchisors for the LTM if the Brokerage Acquisition had occurred at the beginning of such period minus (B) any net royalty fees that were payable to the Company's Franchisors for the LTM prior to the Brokerage Acquisition (in the case

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of (A) or (B) above, net of any amounts which would have been required to be contributed by Century 21 Real Estate Corporation to its national advertising fund for the LTM prior to the Brokerage Acquisition as a result of such Brokerage Acquisition).

          "Acquired Brokerage Pro Forma LTM Mortgage EBITDA" means, in the case
           ------------------------------------------------
of a Brokerage Acquisition in which Cendant acquires the Acquired Brokerage's mortgage operations pursuant to Section 2.1 hereof, that portion of Acquired Brokerage Pro Forma LTM EBITDA that is attributable to the mortgage operations of the Acquired Brokerage, minus interest expense of such mortgage operations related to indebtedness the proceeds of which are used to fund mortgages, to the extent not otherwise deducted in calculating Acquired Brokerage EBITDA.

          "Acquisition Multiple" means, with respect to any Brokerage
           --------------------
Acquisition, Total Acquisition Cost for such Brokerage Acquisition divided by Acquired Brokerage Pro Forma LTM EBITDAR.

          "Adjustment Amount" shall mean, with respect to any Brokerage Acquisi-
           -----------------
tion, the amount obtained by multiplying $58.37 by the number of real estate brokerage transaction sides closed by the Acquired Brokerage during the LTM immediately prior to the Brokerage Acquisition.

          "Affiliate" shall mean, with respect to any Person, any of (a) a
           ---------
director or executive officer of such Person and (b) any other Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the
                                                        -------
terms "controlling", "controlled by" and "under common control with"), as used
       -----------    -------------       -------------------------
with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise; it being understood that Cendant and Sponsors and their Affiliates shall be deemed to be Affiliates of the Company.

          "Board" shall mean the Board of Directors of the Company.
           -----

          "Brokerage Acquisition" shall have the meaning set forth in Section
           ---------------------
2.1(a) hereof.

          "Cash Secured Loans" shall mean any loan incurred in connection with
           ------------------
title insurance and escrow operations to the extent that the principal and interest thereon is secured by an amount of cash or U.S. governmental securities to ensure the full payment of principal and interest thereon after giving effect to the interest income earned thereon.

          "Cendant" shall mean Cendant Corporation, a Delaware corporation.
           -------

          "Company's Franchisors" means, any franchisor of real estate
           ---------------------
brokerages of which the Company or any of its subsidiaries is a franchisee. At the date of this Agreement, the Company's Franchisors are Coldwell Banker Real Estate Corporation, Century 21 Real Estate Corporation, and ERA Franchise Systems, Inc.

          "Conversion Costs" shall mean all reasonable costs incurred by the
           ----------------
Company which are reasonably necessary to convert an Acquired Brokerage to a franchisee of one of the Company's Franchisors, including, without limitation,
(i) the reasonable costs of purchasing yard signs, billboards and other signs,
(ii) the reasonable costs of promoting public awareness of the change in a brand name, (iii) the reasonable costs of replacing supplies, stationery, business cards and other similar items required to bring the Acquired Brokerage and its operations into compliance with the requirements of the applicable Master Franchise Agreement, (iv) the reasonable costs relating to the employment of temporary employees and contractors to assist in the conversion, (v) initial branch office fees payable under the Master Franchise Agreement with respect to the Acquired Brokerage and (vi) reasonable compensation and bonuses and reasonable amounts related to entertainment, travel and meals, in each case paid or provided to employees or sales agents of the Acquired Brokerage to induce them to remain with the Acquired Brokerage after the Brokerage Acquisition (provided that in the case of compensation and bonuses, Conversion Costs shall only include such amounts spent in respect of retaining such individuals for no more than one year, even if such persons are actually retained for greater than one year); provided that if the Company would have incurred any of such costs, or similar costs, in the absence of such Brokerage Acquisition, then Conversion Costs shall only include the portion of (i) through (vi) above which is attributable to the Brokerage Acquisition; provided, however, that (i) Conversion Costs shall exclude all costs and expenses incurred for the purpose of creating synergies or cost savings, including, without limitation, in connection with the termination or closing of offices, and (ii) costs must be spent or committed by the Company within 60 days of the Brokerage Acquisition to be includable in the definition of Conversion Costs. With respect to any Brokerage Acquisition, at or prior to the time that the Company requests Cendant's participation in a Brokerage Acquisition pursuant to Section 2.1 hereof, the Company shall provide to Cendant a good faith written estimate of the Conversion Costs associated with such Brokerage Acquisition (the "Estimated Conversion Costs"). To the extent the actual Conversion Costs incurred by the Company exceed the Estimated Conversion Costs, "Conversion Costs" shall exclude any amount in excess of 110% of the Estimated Conversion Costs.

          "Convertible Preferred Stock" shall mean the 5.00% Series B Cumulative
           ---------------------------
Convertible Preferred Stock of the Company.

          "Independent Directors" shall mean those directors of the Board of
           ---------------------
Directors of the Company who are not employed by, or an affiliate or associate of,

Cendant, Apollo or the Company (other than solely in their capacities as directors of the Company).

          "Junior Preferred Stock" shall mean the 18.00% Series C Cumulative
           ----------------------
Junior Redeemable Preferred Stock of the Company.

          "LTM" shall mean, for any Person, as of any determination date, the
           ---
twelve consecutive fiscal months ending on the most recently completed full month for which financial statements prepared in accordance with generally accepted accounting principles consistently applied are available.

          "Master Franchise Agreements" shall mean the Master Real Estate
           ---------------------------
Franchise Agreements between the Company and each of Coldwell Banker Real Estate Corporation, ERA Franchise Systems, Inc. and Century 21 Real Estate Corporation, as the same shall be amended or supplemented after the date hereof.

          "Marketing Agreement" shall mean the Marketing Agreement, dated as of
           -------------------
August 11, 1997, between Cendant Mortgage Corporation (formerly known as PHH Mortgage Services Corporation) and the Company, as the same shall be amended.

          "Mortgage Joint Venture" shall mean any joint venture that is
           ----------------------
established by Cendant or one of its subsidiaries and the Company or one of its subsidiaries to originate and close mortgage loans.

          "Person" shall mean a corporation, an association, a partnership, a
           ------
limited liability company, an organization, a business, a trust, an individual, a government or a subdivision thereof or a governmental agency or any other entity.

          "Preferred Stock" shall mean shares of any class of Preferred Stock of
           ---------------
the Company, including the Senior Preferred Stock, the Convertible Preferred Stock and the Junior Preferred Stock.

          "Selected Liabilities" shall mean, in connection with any Brokerage
           --------------------
Acquisition, likely future liabilities created by such Brokerage Acquisition or assumed by the Company or any of its subsidiaries, which liabilities are (i) of a nature that do not regularly recur in the ordinary course of business of the Acquired Brokerage's business or (ii) in an amount materially in excess of the expense incurred for similar liabilities of the Acquired Brokerage in the LTM period (which may include, without limitation, tax obligations, environmental liabilities and litigation), but excluding any amounts for liabilities arising from ongoing operations as intended by management of the Company to be conducted after such acquisition; provided that the items included under clauses (i),
(ii), (iv), and (v) in the definition of Total Acquisition Cost below shall not be Selected Liabilities.

          "Selected Liability Value" shall mean the present value (using a
           ------------------------
discount rate equal to the then current prime rate) of Selected Liabilities in connection with any Brokerage Acquisition. In connection with each Brokerage Acquisition in which Cendant participates pursuant to Section 2.1 hereof, the Selected Liability Value, if any, shall be determined by mutual agreement of Cendant and the Company; provided, that in the case of any such Brokerage Acquisition that is approved by the Board of Directors of the Company, at the request of a majority of the Independent Directors at or prior to the time of such approval, the Company shall, at its cost, retain a nationally recognized accounting firm chosen by mutual agreement of Cendant and the Independent Directors (the "Accounting Referee") to promptly review the determination of
                -------------------
Selected Liability Value (provided that if Cendant and the Independent Directors cannot agree on an Accounting Referee, they shall each designate a nationally recognized accounting firm, and shall cause the respective accounting firms to promptly select the Accounting Referee). Each of Cendant, the Company and the Independent Directors shall be permitted to provide supporting information to the Accounting Referee and all reasonable efforts shall be made to preserve the privileged nature of the privileged communication of the Company. The Accounting Referee shall deliver to the Company, as promptly as practicable, a report setting forth its determination, which report shall be final and binding upon the parties hereto for determining Selected Liability Value under this Agreement. If the Independent Directors make the request described above, the Company and Cendant may mutually agree to complete the Brokerage Acquisition pending final determination by the Accounting Referee, based on the Selected Liability Value as determined by Cendant and the Company. If the Accounting Referee determines that the Selected Liability Value of the Brokerage Acquisition exceeds 10% of the Total Acquisition Cost of such Acquired Brokerage, and the Company has completed the Brokerage Acquisition with the consent of Cendant and without the consent of a majority of the Independent Directors, then Cendant shall be required to reimburse the Company for costs and expenses (as such costs and expenses are incurred) actually paid by the Company in respect of such Selected Liabilities to the extent that such costs and expenses exceed 10% of the Total Acquisition Cost.

          "Senior Preferred Stock" shall mean the 9.00% Series A Cumulative
           ----------------------
Senior Redeemable Preferred Stock of the Company.

          "Sponsors" shall mean Apollo Investment Fund III, L.P., Apollo
           --------
Overseas Partners III, L.P. and Apollo (UK) Partners III, L.P.

          "Total Acquisition Cost" shall mean, with respect to any Brokerage
           ----------------------
Acquisition, without duplication, the aggregate direct and indirect cost of such Brokerage Acquisition to the Company and its subsidiaries (and, in the case of an Acquired Brokerage other than pursuant to Section 2.1(b), to Cendant and its Affiliates) including without limitation, (i) the consideration (including earnout payments), including the Non-Competition Payment (as defined in Section 2.1(c)), if any, paid directly or indirectly, to the seller or sellers in connection with the Brokerage Acquisition, (ii) indebtedness assumed (but not payables and not Cash Secured Loans) net of cash, (iii) the Selected Liability Value (or if lesser, in the event that Cendant has agreed to pay the Company for any Selected Liability Value pursuant to this Agreement, 10% of the Total Acquisition Cost (prior to giving effect to this parenthetical)), (iv) out-of-pocket fees and expenses of such Brokerage Acquisition incurred or assumed by the Company or its subsidiaries, and (v) Conversion Costs; provided that any of the foregoing items that are not payable by the Company, Cendant or their respective subsidiaries at the time of closing of the Brokerage Acquisition shall not be included in Total Acquisition Cost except to the extent that such items, in the aggregate, do not exceed 10% of the Total Acquisition Cost at the time of closing (without giving effect to such items) of such Brokerage Acquisition; provided that Total Acquisition Cost will be appropriately adjusted when such excluded amounts are payable.

          "Total Cendant Acquisition Cost" shall mean, with respect to any
           ------------------------------
Brokerage Acquisition, (I) to the extent that the sum of all Total Cendant Acquisition Cost (after giving effect to the Total Cendant Acquisition Cost associated with such Brokerage Acquisition) relating to Brokerage Acquisitions under this Agreement and the 1997 Agreement is less than the 1997 Agreement Amount, the lesser of (a) (i) the Acquisition Multiple multiplied by 125% of Acquired Brokerage Pro Forma LTM Cendant Royalty Fees, plus (ii) in case of any Brokerage Acquisition in which the Acquired Brokerage Pro Forma LTM Mortgage EBITDA is more than $1,000,000 and Acquired Brokerage Pro Forma LTM Mortgage EBITDA is greater than the Adjustment Amount, the Acquisition Multiple multiplied by the amount equal to (A) Acquired Brokerage Pro Forma LTM Mortgage EBITDA minus (B) the Adjustment Amount, minus (iii) in case of any Brokerage Acquisition in which the Acquired Brokerage Pro Forma LTM Mortgage EBITDA is more than $1,000,000 and Acquired Brokerage Pro Forma LTM Mortgage EBITDA is less than the Adjustment Amount, the Acquisition Multiple multiplied by the amount equal to (A) the Adjustment Amount minus (B) Acquired Brokerage Pro Forma LTM Mortgage EBITDA, and (b) 90% of the Total Acquisition Cost, and (II) to the extent that the sum of all Total Cendant Acquisition Cost (after giving effect to the Total Cendant Acquisition Cost associated with such Brokerage Acquisition) relating to Brokerage Acquisitions under this Agreement and the 1997 Agreement equals or exceeds the 1997 Agreement Amount, the lesser of (a)
(i) the Acquisition Multiple multiplied by 100% of Acquired Brokerage Pro Forma LTM Cendant Royalty Fees, plus (ii) in case of any Brokerage Acquisition in which the Acquired Brokerage Pro Forma LTM Mortgage EBITDA is more than $1,000,000 and Acquired Brokerage Pro Forma LTM Mortgage EBITDA is greater than the Adjustment Amount, the Acquisition Multiple multiplied by an amount equal to
(A) the Adjustment Amount minus (B) Acquired Brokerage Pro Forma LTM Mortgage EBITDA, minus (iii) in case of any Brokerage Acquisition in which the Acquired Brokerage Pro Forma LTM Mortgage EBITDA is more than $1,000,000 and Acquired Brokerage Pro Forma LTM

Mortgage EBITDA is less than the Adjustment Amount, the Acquisition Multiple multiplied by the amount equal to (A) the Adjustment Amount minus (B) Acquired Brokerage Pro Forma LTM Mortgage EBITDA, and (b) 90% of the Total Acquisition Cost; provided, in each case, that if the Acquired Brokerage Pro Forma LTM EBITDA is less than or equal to zero, Total Cendant Acquisition Cost shall be equal to 90% of the Total Acquisi tion Cost; provided, further, that if the Total Cendant Acquisition Cost with respect to a Brokerage Acquisition in which Cendant participates pursuant to Section 2.1 hereof would be less than $1.00, the Total Cendant Acquisition Cost with respect to such Brokerage Acquisition shall be $1.00.

          "Total Company Acquisition Cost" shall mean, with respect to any
           ------------------------------
Brokerage Acquisition, Total Acquisition Cost minus Total Cendant Acquisition Cost.


                                  ARTICLE II

                            BROKERAGE ACQUISITIONS

          Section 2.1 Brokerage Acquisitions.  (a)  The Company shall, if practi
                      ----------------------
cable, make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (or, if such election is not available, if practicable any similar election (an "Election")) with respect to the Company's acquisition (a
                      --------
"Brokerage Acquisition") of any real estate brokerage (each, an "Acquired
----------------------                                           --------
Brokerage") in order to treat such Brokerage Acquisition as an acquisition of
---------
the assets of such Acquired Brokerage for federal income tax purposes (and any corresponding elections under state and local law). Acquired Brokerages shall operate as a franchisee of a real estate brokerage franchise system owned by Cendant or a subsidiary of Cendant as of the date hereof or subsequently acquired by Cendant or one of its subsidiaries and shall be included under the terms of the applicable Master Franchise Agreement with Cendant or the subsidiary of Cendant owning the franchise system of which the Acquired Brokerage shall be a franchisee.

          (b) In connection with any Brokerage Acquisition in which the Company elects to acquire the Acquired Brokerage directly through a purchase of its assets or stock, and Cendant has consented in writing to such Brokerage Acquisition after the Company has requested Cendant's participation in such Brokerage Acquisition pursuant to the terms hereof, Cendant or one or more of its Affiliates shall purchase, and the Company shall sell, the trade names and trademarked operating names (including those relating to mortgage operations) and, so long as the Marketing Agreement is in effect, the mortgage operations (if any) of the Acquired Brokerage (the "Cendant Purchase"), and in
                                         ----------------
consideration therefor, Cendant shall make a cash payment (the "Cash Payment")
                                                                ------------
to the Acquired Brokerage or NRT, as the case may be, equal to the Total Cendant Acquisition Cost. If the Cendant Purchase has occurred prior to the Brokerage Acquisition, then the amount of the Cash Payment shall be distributed to the seller of the Acquired Brokerage as part of the Total Acquisition Cost for the Acquired Brokerage. In no event shall the Company sell, transfer or assign such mortgage operations, or the trade names and trademarked operating names related thereto, to any person or entity other than Cendant or one or more of its Affiliates in accordance with the terms and subject to the provisions of this Agreement. Notwithstanding the foregoing, in case of any Brokerage Acquisition in which the Total Acquisition Cost equals or exceeds $5 million or any Brokerage Acquisition that involves the acquisition of mortgage operations, Cendant's consent to such Brokerage Acquisition shall be subject to its confirming such consent in writing prior to the closing of such Brokerage Acquisition (after receipt of the final form of any acquisition agreement, unless such receipt is waived) and confirming satisfactory review of requested due diligence materials.

          (c) In connection with any Brokerage Acquisition (other than a Brokerage Acquisition pursuant to Section 2.1(b)) with respect to which Cendant has consented in writing after the Company has requested Cendant's participation in such Brokerage Acquisition pursuant to the terms hereof, Cendant (or one of its Affiliates, excluding the Company and its subsidiaries), rather than the Company, shall purchase the Acquired Brokerage from the seller thereof and immediately sell to the Company all of the assets of the Acquired Brokerage (provided, however, that if any of the companies comprising the Acquired Brokerage do not have real estate brokerage operations, then the stock of such companies, rather than the assets, will be sold to the Company) other than trade names and trademarked operating names (including those relating to mortgage operations) and, so long as the Marketing Agreement is in effect, mortgage operations (if any), at a price equal to (i) Total Acquisition Cost minus (ii) Total Cendant Acquisition Cost minus (iii) the Non-Competition Payment. In connection with each Brokerage Acquisition consummated pursuant to this Section 2.1(c), the Company shall be a party to a non-competition agreement and/or other arrangements to be entered into with such seller and shall make a direct payment to the seller of the Acquired Brokerage (the "Non-Competition Payment") in
                                              -----------------------
consideration of any such agreements or arrangements. The Company shall use its best efforts to ensure that the Non-Competition Payment in relation to the Total Acquisition Cost is structured so as to maximize the tax attributes of the Company to the extent permitted by law. Notwithstanding the foregoing, in case of any Brokerage Acquisition in which the Total Acquisition Cost equals or exceeds $5 million or any Brokerage Acquisition that involves the acquisition of mortgage operations, Cendant's consent to such Brokerage Acquisition shall be subject to its confirming such consent in writing (after receipt of the final form of any acquisition agreement, unless such receipt is waived) and confirming satisfactory review of requested due diligence materials.

          (d) Cendant's obligation to make Cash Payments and purchase Acquired Brokerages pursuant to Sections 2.1(b) and 2.1(c), which obligation shall only apply to Brokerage Acquisitions to which Cendant shall have consented in writing, shall cease after such time as the sum of all Total Cendant Acquisition Cost (including, for purposes of this Section 2.1(d), any amounts potentially includable in Total Acquisition Cost after the date of the Brokerage Acquisition) shall equal at least $499,544,000 and shall extend to any Brokerage Acquisition which would cause such sum to exceed $499,544,000 only to the extent that the sum of all Total Cendant Acquisition Cost (after giving effect to such Brokerage Acquisition) would be no greater than $500,583,000; provided, however, that in the event that the Company consummates an initial public offering of its securities on or prior to June 30, 1999, subject to and effective upon the later to occur of (i) the fifth anniversary of the date hereof, unless earlier agreed to by Cendant, and (ii) the date on which the sum of all Total Cendant Acquisition Cost shall equal or exceed $999,544,000, Cendant's obligation to make Cash Payments and purchase Acquired Brokerages pursuant to Sections 2.1(b) and 2.1(c) hereof (subject to the terms of this Section 2.1(d)) shall cease after such time as the sum of all Total Cendant Acquisition Cost shall equal at least $999,544,000 and shall extend to any Brokerage Acquisition which would cause such sum to exceed $999,544,000 only to the extent that the sum of all Total Cendant Acquisition Cost (after giving effect to such Brokerage Acquisition) would be no greater than $999,544,000.

          (e) Following the redemption of all outstanding shares of the Company's 18.00% Series C Cumulative Junior Redeemable Preferred Stock, with respect to any Brokerage Acquisition in which Cendant participates pursuant to this Section 2.1, Cendant shall have the right, at its election, to cancel liquidation preference of its Senior Preferred Stock in lieu of paying up to 50% of the Total Cendant Acquisition Cost in such Brokerage Acquisition, provided
                                                                     --------
that immediately prior to the consummation of such Brokerage Acquisition, the Company would have been permitted to incur at least $50 million in indebtedness without violating the indebtedness covenant set forth in the Master Franchise Agreements, provided, further, that if, immediately prior to the consummation of
            --------  -------
such Brokerage Acquisition, the Company does not have available funds (after taking into account its cash needs for the three months following such Brokerage Acquisition) to consummate such Brokerage Acquisition without the payment by Cendant of 100% of the Total Cendant Acquisition Cost, the Company will have the right to postpone the cancellation of liquidation preference of the Preferred Stock held by Cendant for up to 90 days following the consummation of such Brokerage Acquisition and Cendant will pay the Total Cendant Acquisition Cost in accordance with the terms of Section 2.1(b) or 2.1(c) hereof, as the case may be. In the event of any postponement of the cancellation of liquidation preference of Preferred Stock held by Cendant pursuant to the immediately preceding proviso, as soon as the Company has available funds to pay for the cancellation of such liquidation preference and in any event within 90 days of the Brokerage Acquisition, the Company will cancel such liquidation preference in the amount requested by Cendant and repay to Cendant an amount equal to the liquidation preference cancelled plus all accrued and unpaid dividends thereon through the date of cancellation. Any election by Cendant to cancel liquidation preference in accordance with this Section 2.1(e) shall not affect the calculation of the sum of all Total Cendant Acquisition Cost in connection with Brokerage Acquisitions.

          (f) Cendant shall have the right, at any time up to 60 days after each Brokerage Acquisition, to cause the Company or its subsidiaries to sell to one or more Persons (which Person shall be engaged in the real estate brokerage business) designated by Cendant one or more of the brokerage offices selected by Cendant that were owned, prior to such Brokerage Acquisition, by such Acquired Brokerage (the "Carved-Out Offices"), unless either the Acquired Brokerage Pro
                ------------------
Forma LTM EBITDAR (before allocation of the Company's corporate overhead) or LTM gross revenues of the Carved-Out Offices are greater than 5% (10% with Sponsors' consent) of such Acquired Brokerage's Acquired Brokerage Pro Forma LTM EBITDAR (before allocation of the Company's corporate overhead) or such Acquired Brokerage's LTM gross revenues, respectively. The purchase price for the Carved-Out Offices shall equal the product of the Acquired Brokerage EBITDA Acquisition Multiple multiplied by the greater of (i) the difference between the Acquired Brokerage Pro Forma LTM EBITDAR for the Acquired Brokerage before giving effect to the sale of the Carved-Out Offices and the Acquired Brokerage Pro Forma LTM EBITDAR for the Acquired Brokerage after giving effect to the sale of the Carved-Out Offices (in each case before allocation of the Company's corporate overhead) and (ii) the product of the Acquired Brokerage's LTM gross revenues of the Carved-Out Offices multiplied by the Acquired Brokerage EBITDAR Margin for the entire Acquired Brokerage before giving effect to the sale of the Carved-Out Offices. Cendant shall use its best efforts to reach a determination whether to exercise its rights hereunder, and if it so determines, to exercise such rights, as soon as practicable after the completion of a Brokerage Acquisition.

          (g) Subject to Section 2.1(d), Total Acquisition Cost shall be adjusted, as appropriate, to reflect the amounts actually payable for the relevant Brokerage Acquisition to the extent that such amounts are includable in Total Acquisition Cost pursuant to the definition thereof and any amounts owed in respect thereof shall be paid promptly.

          (h) (i) With respect to any Brokerage Acquisition in which the Total Acquisition Cost equals or exceeds $5 million or any Brokerage Acquisition that involves the acquisition of mortgage operations, in which Cendant's participation has been requested pursuant to this Section 2.1, the Company shall provide Cendant and its officers, employees, attorneys, accountants and agents (the "Cendant Representatives") access to any agreement or agreements being negotiated with the seller of the Acquired Brokerage and shall provide the Cendant Representatives with a reasonable opportunity to conduct a due diligence investigation of the Acquired Brokerage (including by providing the Cendant Representatives with access to any information received by the Company and its officers, employees, attorneys, accountants and agents with respect to the Acquired Brokerage);

          (ii) with respect to any Brokerage Acquisition, the Company agrees to negotiate with the seller of the Acquired Brokerage representations and warran-ties and indemnities with respect to the trademarks, trade names and mortgage operations (if any) of the Acquired Brokerage that are at least as favorable to NRT and Cendant as the representations and warranties and indemnities relating to other aspects of the business of the Acquired Brokerage, and the Company shall assign to Cendant the benefit of such representations and warranties and indemnities upon the closing of the Brokerage Acquisition. The Company shall indemnify and hold harmless Cendant, its affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "Cendant Indemnified Parties") from and against any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties and reasonable costs and expenses (including reasonable attorneys' and consultants' fees) imposed on, sustained, incurred or suffered by or asserted against any of the Cendant Indemnified Parties relating to or arising out of the Acquired Brokerage (except to the extent relating to or arising out of the Acquired Brokerage's trademarks, trade names or mortgage operations (if any)). In connection with any such Brokerage Acquisition in which Cendant acquires the trademarks, trade names and mortgage operations (if any) of an Acquired Brokerage, Cendant shall indemnify and hold harmless NRT, its affiliates and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "NRT Indemnified Parties") from and against any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties and reasonable costs and expenses (including reasonable attorneys' and consultants' fees) imposed on, sustained, incurred or suffered by or asserted against any of the NRT Indemnified Parties relating to or arising out of the acquired trademarks, trade names or mortgage operations (if any)).

          Section 2.2 Certain Sales.  If there shall be a sale or a business
                      -------------
combination involving the Company or a substantial portion of its assets, any Acquired Brokerage or a substantial portion of the assets thereof, or a brokerage office, then in any such case the Company shall either (A) cause a term of such transaction to be that any successor entity or other entity acquiring such assets, an Acquired Brokerage or a brokerage office (as well as the Company or other remaining entity, if any) take such assets, Acquired Brokerage or brokerage office subject to the terms of the Master Franchise Agreements or (B) to make provision reasonably acceptable to Cendant for the payment of royalties and other amounts that would otherwise have been payable under the Master Franchise Agreement in respect of revenues and earnings of such disposed of Acquired Brokerage, assets or brokerage office in an amount mutually acceptable to the Company and Cendant.

                                  ARTICLE III

                                 MISCELLANEOUS

          Section 3.1  Notices.  Any notice, request or other document to be
                       -------
given hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy or certified or registered mail, postage prepaid and addressed to:

          If to the Company, addressed to:

               NRT Incorporated
               6 Sylvan Way
               Parsippany, NJ  07054
               Telecopy No.:  (973) 496-0101
               Attention:  General Counsel

          If to Cendant, addressed to:

               Cendant Corporation
               6 Sylvan Way
               Parsippany, NJ  07054
               Telecopy No.:  (973) 496-5331
               Attention:  General Counsel

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY  10022
               Telecopy No.:  (212) 735-2000
               Attention:  Stephen F. Arcano

or to such other address as any party shall have specified by written notice given to the other parties in the manner specified above.

          Section 3.2  Binding Nature of Agreement; No Third Party
                       -------------------------------------------
Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

          Section 3.3  Descriptive Headings.  The descriptive headings of the
                       --------------------
several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          Section 3.4  Specific Performance.  Without limiting the rights of
                       --------------------
each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

          Section 3.5  Governing Law.  This Agreement shall be construed and
                       -------------
enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to the principles of conflicts of law. Each party irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to each party at its address specified herein. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the City of New York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

          Section 3.6  Counterparts.  This Agreement may be executed simulta-
                       ------------
neously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          Section 3.7  Severability.  In the event that any one or more of the
                       ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          Section 3.8   Entire Agreement.  This Agreement is intended by the
                        ----------------
parties hereto as a final and complete expression of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

          Section 3.9   Effect on Prior Agreement.  This Agreement deletes and
                        -------------------------
supercedes Section 5.8 and Section 5.10 of the 1997 Agreement and, upon the date hereof, the provisions of Section 5.8 and Section 5.10 are terminated and have no further force or effect.

          Section 3.10  Amendment and Waiver.  Prior to the initial public
                        --------------------
offering of the Company, any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each of Cendant, the Company and Apollo. Following the initial public offering of the Company, any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each of Cendant, the Company and, with respect to
Section 3.9 only, Apollo.

          Section 3.11  Termination. This Agreement shall terminate and be of no
                        -----------
further force and effect at such time as, pursuant to Section 2.1(c), Cendant is no longer obligated to make Cash Payments and purchase Acquired Brokerages pursuant to Sections 2.1(b) and 2.1(c) or at such earlier time as is mutually agreed by the parties; provided that the provisions of Section 2.2 shall survive
                       --------
so long as any of the Master Franchise Agreements is in effect.

          Section 3.12  Expenses. All costs and expenses incurred by the Company
                        --------
and Cendant in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

          Section 3.13  Joint Venture.  It is the current intent of the parties
                        -------------
hereto to enter into a joint venture, if practicable, between the Company and Cendant Mortgage Corporation with respect to mortgage operations. If such joint venture is agreed upon, it is the further current intention of the parties that such joint venture will replace Cendant Mortgage Corporation as the exclusive marketing agent for mortgages for the Company and that the provisions contained herein with respect to the acquisition and sale of the mortgage operations of Acquired Brokerages will be appropriately adjusted by the parties, acting in good faith, to reflect the existence of the joint venture.

          IN WITNESS HEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                              NRT INCORPORATED

                                   /s/ Steven L. Barnett
                              By: _______________________________
                                  Name:  Steven L. Barnett
                                  Title: Senior Vice President,
                                          General Counsel and Secretary


                              CENDANT CORPORATION

                                   /s/ Samuel L. Katz
                              By: _______________________________
                                  Name:  Samuel L. Katz
                                  Title: Executive Vice President


                              APOLLO INVESTMENT FUND III, L.P.

                              By:  APOLLO ADVISORS II, L.P., its General Partner

                              By:  APOLLO CAPITAL MANAGEMENT II, INC.,
                                   its General Partner

                                    /s/ Joshua J. Harris
                              By: _______________________________
                                  Name:  Joshua J. Harris
                                  Title: Vice President


                              APOLLO OVERSEAS PARTNERS III, L.P.


                              By:  APOLLO ADVISORS II, L.P., its General Partner

                              By:  APOLLO CAPITAL MANAGEMENT II,
                                   INC., its General Partner

                                    /s/ Joshua J. Harris
                              By: _______________________________
                                  Name:  Joshua J. Harris
                                  Title: Vice President

                              APOLLO (UK) PARTNERS III, L.P.

                              By:  APOLLO ADVISORS II, L.P., its General Partner

                              By: APOLLO CAPITAL MANAGEMENT II, INC.,
                                  its General Partner

                                   /s/ Joshua J. Harris
                              By: _____________________________________
                                  Name:  Joshua J. Harris
                                  Title: Vice President


                              FOR PURPOSES OF SECTION 3.9 ONLY:

                              APOLLO MANAGEMENT, L.P.

                                   /s/ Joshua J. Harris
                              By: _____________________________________
                                  Name:  Joshua J. Harris
                                  Title: Vice President